EXHIBIT 99.1



                    FOR IMMEDIATE RELEASE (November 28, 2007)
                      Contact: Joanne Curran (213-236-5017)
                               Public Relations

                               John A. Rice (415-765-2998)
                               Investor Relations


                 UNION BANK OF CALIFORNIA TO EXIT THE RETIREMENT
                 RECORDKEEPING BUSINESS WITH SALE TO PRUDENTIAL


SAN FRANCISCO - UnionBanCal Corporation (NYSE:UB) announced today that its wholly-owned subsidiary, Union Bank of California, N.A., has signed a definitive agreement to sell its retirement recordkeeping business to Prudential Retirement, a subsidiary of Prudential Financial, Inc. (NYSE:PRU). The bank's proprietary SelectBenefit and certain selected TruSource relationships will transition to Prudential, a premier provider of and recognized leader in retirement services.
                  In addition, Prudential will add Union Bank's proprietary HighMark mutual funds to its investment offerings for retirement plan sponsors and their participants.
                  The decision to exit the retirement recordkeeping business was based on analytical data that showed the bank lacked scale in the rapidly consolidating industry, and would be required to make significant investments in technology to enhance products, services and the overall processing environment in its recordkeeping operation to remain competitive and profitable.
                  "This was a difficult decision reached after much deliberation, but I'm confident our clients will be well served by Prudential's strong client focus and solid commitment to the retirement business," said Chief Executive Officer Masaaki Tanaka. "A large number of the employees affected by our decision will either be retained by Prudential or will potentially find positions elsewhere in our company."
                  Union Bank will continue to offer retirement plan recordkeeping services to clients going forward. "We will be doing so in partnership with Prudential," said Executive Vice President Johs Worsoe, head of Global Markets. The bank's retirement trustee business will not be affected by the change, and Union Bank will remain custodian for certain parts of the business being transitioned to Prudential.
                  The transaction is subject to regulatory approvals and is expected to close in the fourth quarter of 2007. At closing, UnionBanCal expects to record an after-tax gain of approximately $59 million, or $0.43 per share. In addition, the company is expected to record divestiture-related charges, primarily personnel-related, of approximately $7 million after-tax, or $0.05 per share, in the fourth quarter.
                  Based in San Francisco, UnionBanCal Corporation (NYSE:UB) is a bank holding company with assets of $54.3 billion at September 30, 2007. Its primary subsidiary, Union Bank of California, N.A., had 323 banking offices in California, Oregon and Washington, and 2 international offices at September 30, 2007. The company's Web site is located at WWW.UNIONBANK.COM.

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FORWARD-LOOKING STATEMENTS


The following appears in accordance with the Private Securities Litigation Reform Act. This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words "believe," "continue," "expect," "target," "anticipate," "intend," "plan," "estimate," "potential," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." These forward-looking statements include, but are not limited to, statements regarding the expected effects, benefits and financial impact of the transaction, and the likelihood and timing of the closing of the transaction. Forward-looking statements involve certain risks and uncertainties and actual events may differ materially from those discussed in each statement. Factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's annual report on Form 10-K for the year ended December 31, 2006, which is on file with the SEC, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.



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